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Exhibit 13(B)--Consent of Deloitte & Touche LLP



                                                                   EXHIBIT 13(B)






INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 33-79124 and Amendment No. 7 to Registration Statement No. 811-8520 of TIAA Separate Account VA-1 ("VA-1") of Teachers Insurance and Annuity Association of America ("TIAA") on Form N-3 of our report dated February 6, 1997 relating to the financial statements of the Stock Index Account of VA-1 included in the Statement of Additional Information, which is a part of such Registration Statements.


We also consent to the use in such Amendments to such Registration Statements of our report dated March 11, 1997 relating to the financial statements of TIAA included in the Statement of Additional Information. Such report expresses our opinion that the financial statements present fairly the financial position, results of operations, changes in contingency reserves and cash flows of TIAA in conformity with statutory accounting practices, a comprehensive basis of accounting described in Note 2 of those financial statements, and not in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP
New York, New York
March 27, 1998